UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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NOVAVAX, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Novavax Announces Adjournment of 2023 Annual Meeting of Stockholders to July 11, 2023

GAITHERSBURG, Md., June 15, 2023 – Novavax, Inc. (Nasdaq: NVAX), a global company advancing protein-based vaccines with its novel Matrix-M™ adjuvant, today announced that the Company has adjourned its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), originally scheduled to be held on June 15, 2023, to July 11, 2023 at 8:30 a.m., Eastern Time.

On June 15, 2023 the Company convened its Annual Meeting. At that time, there were not present in person virtually or by proxy a sufficient number of shares of the Company’s common stock to constitute a quorum. The presence in person virtually or by proxy of the holders of a majority of the shares of the Company’s common stock issued and outstanding on the record date and entitled to vote is required to constitute a quorum at the Annual Meeting. Accordingly, the Company adjourned the Annual Meeting without any business being conducted. The adjourned meeting will reconvene on July 11, 2023 at 8:30 a.m., Eastern Time, as a virtual meeting at www.virtualshareholdermeeting.com/NVAX2023, to vote on the proposals described in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 28, 2023 (as amended by Amendment No. 1 filed with the SEC on May 3, 2023, the “Proxy Statement”). The record date as of the close of business on April 18, 2023 remains unchanged for the determination of stockholders of the Company entitled to notice of and to vote at the reconvened Annual Meeting and any adjournments or postponements thereof.

During the period of adjournment, the Company and its proxy solicitor, MacKenzie Partners, Inc., will continue to solicit votes from the Company’s stockholders with respect to the proposals set forth in the Proxy Statement. At the time the Annual Meeting was adjourned, proxies had been submitted by holders representing 49.3% of the shares of the Company’s common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company urges all of its stockholders to read the Proxy Statement and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov.

About Novavax

Novavax, Inc. (Nasdaq: NVAX) promotes improved health by discovering, developing and commercializing innovative vaccines to protect against serious infectious diseases. Novavax, a global company based in Gaithersburg, Md., U.S., offers a differentiated vaccine platform that combines a recombinant protein approach, innovative nanoparticle technology and Novavax's patented Matrix-M adjuvant to enhance the immune response. Focused on the world’s most urgent health challenges, Novavax is currently evaluating vaccines for COVID-19, influenza, and COVID-19 and influenza combined. Please visit novavax.com and LinkedIn for more information.

Contacts:

Investors

Erika Schultz | 240-268-2022

ir@novavax.com

Media

Ali Chartan | 240-720-7804

media@novavax.com